                                                                      EXHIBIT 12

                     ITT INDUSTRIES, INC. AND SUBSIDIARIES

            CALCULATION OF RATIOS OF EARNINGS TO TOTAL FIXED CHARGES
             AND CALCULATION OF EARNINGS TO TOTAL FIXED CHARGES AND
                        PREFERRED DIVIDEND REQUIREMENTS
                             (DOLLARS IN MILLIONS)

                                       SIX MONTHS ENDED
                                           JUNE 30,                           YEARS ENDED DECEMBER 31,
                                      -------------------     ---------------------------------------------------------
                                       1997        1996        1996        1995        1994        1993         1992
                                      -------     -------     -------     -------     -------     -------     ---------
Earnings:
Income from continuing operations...  $ 126.9     $ 107.7     $ 222.6     $  20.7     $ 201.6     $ 134.8     $   655.0
Add(deduct):
  Adjustment for distributions in
    excess of (less than)
    undistributed equity earnings
    and losses a)...................      1.1         1.0         1.9          .6          --        (2.6)        (30.8)
  Income taxes......................     81.1        74.8       148.4        50.2       147.5        65.1         311.3
  Amortization of interest
    capitalized.....................       .4          .4          .9         2.5          .7         3.9           2.7
                                       ------      ------      ------      ------      ------      ------      --------
                                        209.5       183.9       373.8        74.0       349.8       201.2         938.2
                                       ------      ------      ------      ------      ------      ------      --------
Fixed Charges:
  Interest and other financial
    charges.........................     64.3        83.2       169.0       175.2       115.2       154.0         180.0
  Interest factor attributable to
    rentals b)......................     15.5        15.4        30.9        29.0        22.0        24.2          24.8
                                       ------      ------      ------      ------      ------      ------      --------
                                         79.8        98.6       199.9       204.2       137.2       178.2         204.8
                                       ------      ------      ------      ------      ------      ------      --------
Earnings, as adjusted, from
  continuing operations.............  $ 289.3     $ 282.5     $ 573.7     $ 278.2     $ 487.0     $ 379.4     $ 1,143.0
                                       ======      ======      ======      ======      ======      ======      ========
Fixed Charges:
  Fixed charges above...............  $  79.8     $  98.6     $ 199.9     $ 204.2     $ 137.2     $ 178.2     $   204.8
  Interest capitalized..............       --          .5         1.1         2.9         6.8         8.0          11.6
                                       ------      ------      ------      ------      ------      ------      --------
        Total fixed charges.........     79.8        99.1       201.0       207.1       144.0       186.2         216.4
Dividends on preferred stock (pre-
  income tax basis)c)...............       --          --          --        23.4        47.5        50.0          63.0
                                       ------      ------      ------      ------      ------      ------      --------
        Total fixed charges and
          preferred dividend
          requirements..............  $  79.8     $  99.1     $ 201.0     $ 230.5     $ 191.5     $ 236.2     $   279.4
                                       ======      ======      ======      ======      ======      ======      ========
Ratios:
  Earnings, as adjusted, from
    continuing operations to total
    fixed charges...................     3.63        2.85        2.85        1.34        3.38        2.04          5.28
                                       ======      ======      ======      ======      ======      ======      ========
  Earnings, as adjusted, from
    continuing operations to total
    fixed charges and preferred
    dividend requirements...........     3.63        2.85        2.85        1.21        2.54        1.61          4.09
                                       ======      ======      ======      ======      ======      ======      ========

---------------
Notes:
a) The adjustment for distributions in excess of (less than) undistributed equity earnings and losses represents the adjustment to income for distributions in excess of (less than) undistributed earnings and losses of companies in which at least 20% but less than 50% equity is owned.

b) One-third of rental expense is deemed to be representative of interest factor in rental expense.

c) The dividend requirements on preferred stock have been determined by adding to the total preferred dividends an allowance for income taxes, calculated at the effective income tax rate.

                                       11